EXHIBIT 6(a) i )


ALYDAAR SOFTWARE CORPORATION
COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)


                                   Three Months    Three Months        Six            Six
                                      Ended           Ended          Months          Months
                                     6-30-97         06-30-97         Ended          Ended
                                                                    06-30-97        06-30-97
                                  --------------- --------------- -------------- ---------------
             Primary (Loss) Per
             Share
             -------------------- --------------- --------------- -------------- ---------------
             Net Loss               ($2,344,834)      ($650,193)   ($5,462,991)    ($1,019,487)
             -------------------- --------------- --------------- -------------- ---------------
             Avg Number Shares
             Outstanding
                                      14,558,032      11,126,511     14,051,709      11,230,132
             -------------------- --------------- --------------- -------------- ---------------
             Primary (Loss) Per
             Share                       ($0.16)         ($0.06)        ($0.39)         ($0.09)
                                  --------------- --------------- -------------- ---------------

Fully diluted loss per shares is anti-dilutive and, accordingly, is not presented.

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